Exhibit 10.37

Amendment # 2 to Master Professional Services Agreement

Country Specific Addendum:	Australia & New Zealand
Effective Date:	01-March-2016

Party:	SERVICE PROVIDER	CITI
Name:	Polaris Consulting & Services Limited	Citigroup Technology, Inc.
Address:	“Polaris House”, 244 Anna Salai,	111 Wall Street, 7th Floor
	Chennai – 600006, Tamilnadu, India	New York, NY 10005
Incorporation:	India	Delaware

THIS AMENDMENT #2 is entered into by and between the Service Provider and Client Designated above (“The Parties”), for the purpose of amending the provisions of the Master Professional Services Agreement entered into as of July 1st, 2015 by and between Polaris Consulting & Services Ltd and Citigroup Technology, Inc. (“The Agreement”). The Parties further acknowledge and agree that the provisions of the Agreement, as such documents have been or may hereafter be amended by the Parties, are hereby incorporated by reference and shall apply to this Asia pacific Addendum as though set forth herein in their entirety.

IN CONDIDERATION of the mutual covenants and undertakings contained in the agreement and in this Amendment, and intending to be legally bound, Service Provider and Citi agree as follows:

1.              AMENDMENT

1.1       The Parties agree that the country addenda for Australia which was added to Appendix 3.3.1, Schedule A of the Agreement shall be deleted and replaced in their entirely by the revised country addenda for Australia in the attached Exhibit 1 of this Amendment.

1.2       The Parties agree that the country addenda for New Zealand which was added to Appendix 3.3.1, Schedule A of the Agreement shall be deleted and replaced in their entirely by the revised country addenda for New Zealand in the attached Exhibit 2 of this Amendment.

1.3       The Parties further agree that the revised country addenda may be further revised from time to time by Citi on notice to the Service Provider as Citi deems necessary to comply with any changes or addition to applicable local country laws and/or regulations.

2.              EFFECT

2.1       The Parties agree that this Amendment shall apply with effect from the Effective Date of this Amendment.

3.              NO OTHER CHANGES

3.1       Other than the amendment expressly set forth herein, all other provisions of the Agreement shall remain unmodified and shall continue to be valid and fully binding and enforceable as they exist as of the date hereof.

This Amendment and the Agreement constitute the entire agreement between the Parties in connection with the subject matter of this Amendment and supersede all prior and contemporaneous agreement, understandings, negotiations and discussions, whether oral or written, of the Parties related to the subject-matter hereof. Except as expressly modified pursuant to this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict or inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

IN WITHNESS WHEREOF, the Parties hereto, through their duly authorized officers, have executed this Amendment as of the Effective Date designated above.

Service Provider:		Citi:

Polaris Consulting & Services Limited		Citigroup Technology, Inc.

By:	/s/ Sanjeev Gulat	By:	/s/ John G. Taylor

Name:	Sanjeev Gulat	Name:	John G. Taylor

Title:	EVP	Title:	Director Citi Procurement Services 212-657-1161

Date:	4/4/2016	Date:	5/10/2016

Service Provider:

Virtusa Corporation

By:	/s/ Paul D. Tutun

Name:	Paul D. Tutun

Title:	EVP: General Counsel

Date:	3/30/16

EXHIBIT 1 - SCHEDULE A — AUSTRALIA LAW REOUIREMENTS

(Version 3 — revalidated 23 January 2015)

A. CONTINGENCY PLAN/CONTINUITY OF BUSINESS

The Supplier must maintain a Business Continuity Plan. The Business Continuity Plan must enable the Supplier to provide the Services and comply with the terms of the Agreement, notwithstanding an event that disrupts, impairs or prevents the Supplier from otherwise providing the Services or complying with its obligations thereunder.

The Business Continuity Plan must include procedures to ensure that the Supplier is able to provide the Services and otherwise comply with its obligations under the Agreement, notwithstanding that an agent, consultant or contractor of the Supplier is incapable of providing the Services to the Supplier. The Business Continuity Plan must be: (a) based upon a formal assessment of the applicable risks; (b) reviewed and updated on a regular basis and at least annually, (c) tested at least annually; and (d) subject to quality assurance review at least annually.

B. APRA

Where Citi is supervised by the Australian Prudential Regulation Authority (“APRA”), APRA may require information from Citi or the Supplier about the Services, the Supplier or the Agreement.

Subject to applicable law or authority in the country in which it is based, the Supplier will give APRA any information relating to the Agreement as soon as possible after Citi or APRA asks the Supplier to do so. Unless prohibited by relevant law or legal authority, the Supplier will promptly inform Citi as soon as practicable after APRA asks the Supplier to provide information under this Section.

The Supplier will permit APRA to conduct any on-site visit of the Supplier’s premises that is necessary to APRA’s role as prudential supervisor of Citi. If APRA notifies Citi of its intention to conduct an on-site visit of the Supplier’s premises, Citi will promptly notify the Supplier. Where APRA conducts an on-site visit of the Supplier’s premises, the Supplier must not disclose or advertise that APRA has conducted such a visit without the prior written consent of Citi.

The Supplier will use its best endeavours to satisfy APRA about any questions or concerns it may raise about the Services.

The Supplier agrees that the existence of, and any information relating to, any investigation, question or concern raised by APRA about the services provided by the Supplier to Citi or in relation to Citi, is Confidential Information.

C. DO NOT CALL REGISTER ACT AND TELECOMMUNICATIONS ACT OBLIGATIONS

Where telemarketing call services make up any part of the Services provided by the Supplier to Citi under the Agreement, the Supplier must comply with the: (i) Do Not Call Register Act 2006 (Cth); and Part 6 of the Telecommunications Act 1997 (Cth), and take all reasonable steps to ensure that its employees, agents and subcontractors comply with these Acts.

Where fax marketing services make up any part of the Services provided by you to Citigroup under the Agreement, you must comply with Part 6 of the Telecommunications Act 1997 (Cth), and take all reasonable steps to ensure that your Personnel comply with that Act.

D. PRIVACY

The parties acknowledge and agree that:

(a)         Citi is subject to the Privacy Act 1988 (Cth) including the Australian Privacy Principles (“APPs”);

(b)         the APPs require that Citi shall ensure that any recipient of Personal Information (defined below) handles such Personal Information in accordance with the APPs;

(c)          the Supplier must:-

a.              only collect, use and disclose Personal Information strictly for the purpose for which that Personal Information was disclosed to it;

b.              unless otherwise instructed by Citi, only store Personal Information for the period necessary to fulfil that purpose and must destroy that information when it is no longer required and upon request from Citi;

c.               comply with any of Citi’s reasonable requests or directions in respect to the Personal Information;

d.              protect Personal Information it holds from misuse, interference and loss, as well as maintain/implement systems and processes to ensure the security of personal information;

e.               reasonably assist Citi to resolve any request for access, correction or a complaint in relation to Personal Information;

f.                provide individuals with the right to access and seek correction of Personal Information;

g.               promptly notify Citi if it is aware of any misuse, interference and loss, unauthorised access, modification or disclosure by itself or its personnel;

h.              only disclose Personal Information to others in compliance with these requirements after obtaining Citi’s consent and in accordance with any conditions Citi reasonably deems fit to impose;

i.                  allow Citi or any applicable regulatory body to audit the Supplier’s compliance of these requirements and any records the Supplier holds containing the Personal Information, subject to the Supplier’s obligations of confidentiality to other parties and any other law or authority with jurisdiction over Supplier; and

j.                 comply with any additional reasonable requirements notified to it by Citi from time to time in respect of Personal Information.

(d)         For the avoidance of doubt, Personal Information is a form of “Confidential Information” as defined in the Agreement;

(e)          For the purposes of this section D, “Personal Information” means information or an opinion about an identified individual, or an individual who is reasonably identifiable:

(a)         whether the information or opinion is true or not; and

(b)         whether the information or opinion is recorded in a material form or not.

E. TAXES

Other than as specified below, the Supplier will be responsible for all taxes of any kind in connection with the provision of Services under the Agreement. For the purposes of this clause, “Consideration”, “Creditable Acquisition”, “GST”, “Input Tax Credit”. “Recipient’, “Supply”, “Tax Invoice” and “Taxable Supply” have the same meaning as in the GST Act.

1.                                      This clause applies if one party (the supplier) makes a Taxable Supply to another party (the Recipient) and the Consideration for that Supply (apart from any payable under this clause) is not expressed to be inclusive of GST.

2.                                      If this clause applies, the Recipient must pay the supplier an additional amount on account of GST.

3.                                      The additional amount payable on account of GST is, generally, equal to the Consideration for that Supply (apart from any payable under this clause) multiplied by the prevailing GST rate.

4.                                      To the extent that the Consideration for the Supply (other than that payable under this clause) is payable as a reimbursement for an expense incurred by the supplier as a result of a Creditable Acquisition it makes, the additional amount will be calculated by:

(i)                                     first reducing the Consideration for that Creditable Acquisition by any Input Tax Credit to which the supplier is entitled on making the Creditable Acquisition; and

(ii)                                  then applying the prevailing GST rate to that reduced amount.

5.                                      The additional amount is to be paid when the Recipient pays or provides any of the Consideration for the Supply, provided always that such amount will only be payable if a Tax Invoice for the Supply is provided to the Recipient.

F. LEGALLY REQUIRED DISCLOSURES

Where the Supplier is required to disclose Citi’s Confidential Information under any applicable law, regulation or an order from a court, regulatory agency or other governmental authority having competent jurisdiction, and is further required to notify Citi of the order, the Supplier must promptly send a copy of the order and accompanying documentation by facsimile transmission to the General Counsel, Citigroup Pty Limited, +612 8225 5238.

G. ADDITIONAL TERMINATION RIGHTS

In addition to any right available to Citi under the Agreement, Citi may terminate the Work Order immediately upon the occurrence of an “Event of Default” by the Supplier. Any right of termination will not limit Citi from exercising any other rights or remedies it may have at law or in equity.

For the purposes of this clause F, “Event of Default” means the occurrence of any one of the following:

(i)                                     a representation or warranty of the Supplier is false or misleading in any material respect when it was made;

(ii)                                  the Supplier:

a.                                      suspends payment of its debts generally;

b.                                      becomes insolvent within the meaning of the Corporations Act 2001;

c.                                       enters into or resolve to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them;

d.                                      has a receiver, receiver and manager, controller, managing controller, administrator, official manager, trustee of provisional or official liquidator appointed over its assets and/or undertakings; or

e.                                       is the subject of an application that is filed or an order that is made or a resolution that is passed for its winding up or dissolution other than for the purposes of reconstruction or amalgamation.

H. SCOPE OF SERVICES

Unless expressly stated in the Work Order, the Supplier agrees that:

(i)                                     the Agreement and/or Work Order is not an exclusive arrangement between Citi and the Supplier;

(ii)                                  Citi may purchase services similar to the Services from other suppliers; and

(iii)                               Citi does not commit to purchase any volume or dollar amount of Services.

I. GOVERNING LAW AND JURISDICTION

Notwithstanding any term to the contrary in the Agreement and/or Addendum, the governing law and jurisdiction clause as it applies to Work Orders entered into by Affiliates and branches of Citibank, NA located in Australia, is varied as follows: “The validity of this Agreement as it applies to the Work Order, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties to the Work Order shall be governed by the laws of New South Wales, Australia. The Parties to the Work Order submit to the non-exclusive jurisdiction of the courts of New South Wales and of the Commonwealth of Australia.”

EXHIBIT 2 — SCHEDULE M — NEW ZEALAND LAW REQUIREMENTS

(Version 1 — revalidated 23 January 2015)

A. PRIVACY

The Privacy Act (1993) of New Zealand as amended from time to time (“Privacy Act”) applies to the handling of all personal information collected or held by government agencies and most businesses. Coverage of the private sector includes sole traders, major New Zealand-owned businesses and the local arms of overseas-owned businesses. The legislation identifies ‘personal information’ as information about an identifiable living person, irrespective of whether it is on a computer or a paper file. All references to ‘personal information’ in this Schedule shall be read as references to ‘personal information’ as defined in the Privacy Act.

The parties and acknowledge and agree that:

(a)         each party to this Agreement that is resident in New Zealand (each, a “New Zealand Entity”) must: (i) comply with all applicable privacy laws, including the Privacy Act and any privacy principles prescribed thereunder (“Privacy Laws”); and (ii) ensure that personal information held, transferred or otherwise disclosed in connection with this Agreement does not breach any Privacy Laws;

(b)         each New Zealand Entity shall be responsible to obtain express or implied consent that the personal information can be used for (i) the transaction to which it relates; or (ii) those other purposes disclosed by the New Zealand Entity (“Purpose”);

(c)          where any party to this Agreement that is not resident in New Zealand (each, a “Non-New Zealand Entity”) holds personal information (i) solely as agent for the New Zealand Entity, or (ii) for the sole purpose of safe custody, or (iii) for the sole purpose of processing information on behalf of the New Zealand Entity, that Non-New Zealand Entity must comply the following conditions with respect to personal information disclosed to it by the New Zealand Entity:

A.            the Non-New Zealand Entity must ensure that the personal information is protected against (i) loss, (ii) unauthorised access, use, modification or disclosure, or (iii) other misuse, by implementing such security safeguards in respect of the personal information as is reasonable in the circumstances;

B.            the Non- New Zealand Entity must hold the personal information in such a way that it can readily be retrieved in the event that the New Zealand Entity (or the individual concerned) wishes to access or correct the personal information;

C.            the Non-New Zealand Entity must not keep the personal information for longer than is required for the Purpose;

D.            the personal information must only be used for the Purpose; and

E.             the personal information must not be disclosed to any other person or body by the Non-New Zealand Entity unless the Non-New Zealand Entity believes on reasonable grounds that:

I.                          the disclosure of the personal information is one of the Purpose for which the information was obtained or is directly related to the Purpose; or

II.                        the source of the personal information is a publicly available publication; or

III.                       the disclosure is to the individual concerned or authorised by the individual concerned; or

IV.                       the disclosure is necessary: (i) to avoid prejudice to the maintenance of the law by any public sector agency, including the prevention, detection, investigation, prosecution, and punishment of offences, or (ii) for the enforcement of a law imposing a pecuniary penalty, or (iii) for the protection of the public revenue, or (iv) for the conduct of proceedings before any court or tribunal (being proceedings that have been commenced or are reasonably in contemplation); or

V.                         the disclosure is necessary to prevent or lessen a serious threat to public health or public safety or the life or health of the individual concerned or another individual; or

VI.                          the disclosure is necessary to facilitate the sale or other disposition of a business as a going concern; or

VII.                         the information is to be used in a form in which the individual is not identified or is to be used for statistical or research purposes and will not be published in a form that could reasonably be expected to identify the individual concerned; or

VIII.                      the disclosure has been authorized by the New Zealand Privacy Commissioner under section 54 of the Privacy Act;

in all other circumstances, each Non-New Zealand Entity must hold personal information disclosed to it by the New Zealand Entity in the manner prescribed by the laws of the country in which it holds the personal information; and

(d)         if a Non-New Zealand Entity becomes aware of a breach of paragraph (c) above, that Non-New Zealand Entity shall promptly advise the New Zealand Entity of such breach.

B. UNSOLICITED ELECTRONIC MESSAGES ACT (2007)

The Unsolicited Electronic Messages Act (2007) applies to prohibit unsolicited commercial electronic messages with a New Zealand link from being sent. It requires the recipient to have consented (actual or implied) to receiving the electronic message and the electronic messages to include accurate information about the person who authorised the sending of the message and a functional unsubscribe facility in order to enable the recipient to instruct the sender that no further messages are to be sent to the recipient. The Supplier must take all reasonable steps to ensure that its employees, agents and subcontractors comply with that Act.